Exhibit (j)(i)(f) under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Auditors" in the Statement of Additional Information and to the use of our report dated December 5, 2000, in the Post-Effective Amendment Number 47 to the Registration Statement (Form N-1A No. 33-31602) of the California Municipal Cash Trust, dated December 18, 2000.

                                                               ERNST & YOUNG LLP


Boston, Massachusetts
December 12, 2000